EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information

Adjusted EBITDA Margin Presentation of Most Directly Comparable GAAP Financial Measure (Net Income/Loss Margin) and Reconciliation of Adjusted EBITDA to Net Income/Loss Margin

	Quarter ended December 31,		Six months ended December 31,

(in millions, unaudited)	2007	2008	2007	2008

Adjusted EBITDA	$68.2	$78.5	$125.0	$141.7
Total revenues	686.0	792.6	1,348.5	1,511.6

Adjusted EBITDA Margin	9.9%	9.9%	9.3%	9.4%

Adjusted EBITDA	$68.2	$78.5	$125.0	$141.7
Interest, net	(32.3)	(28.6)	(64.0)	(57.3)
Income tax benefit	0.1	(5.1)	3.5	(5.3)
Depreciation and amortization	(32.7)	(32.1)	(65.2)	(64.4)
Minority interests	(0.8)	(0.7)	(1.7)	(1.6)
Gain (loss) on disposal of assets	(0.1)	‑	(0.2)	2.1
Equity method income (loss)	(0.7)	0.3	0.2	0.3
Stock compensation	(0.5)	(0.8)	(1.0)	(2.2)
Monitoring fees and expenses	(1.8)	(1.3)	(3.7)	(2.6)
Realized holding loss on investments	‑	‑	‑	(0.6)
Discontinued operations, net of taxes	1.1	(0.1)	0.7	0.9

Net income (loss)	$0.5	$10.1	$(6.4)	$11.0
Total revenues	$686.0	$792.6	$1,348.5	$1,511.6

Net income (loss) margin	0.1%	1.3%	(0.5)%	0.7%